Innovid Provides Preliminary Q4 & Full Year 2021 Financial Results Update
Management will Hold a Conference Call to Discuss Q4 and Full Year 2021 Financial Results on February 24 at 8:30 a.m. EST

•Revenue for the full year 2021 is projected to be in the range of $89 million to $90 million reflecting 30% to 31% year-over-year growth.
•Revenue for the fourth quarter is projected to be in the range of $25 million to $26 million.
•Adjusted EBITDA for the full year of 2021 and fourth quarter is projected to be in the range of $4.5 million to $5.5 million and $1 million to $2 million respectively.
•Preliminary core clients KPI data is running at improved rates compared to 2020 and demonstrates increasing strength in our CTV market position:
•Total number of core clients grew from 95 to 109.
•Annual core platform clients retention grew from 94% to 97%.
•Annual core platform clients net revenue retention is expected to grow from 121% to nearly 127%.
•Preliminary 2022 guidance:
•Innovid anticipates full year 2022 organic revenue growth of approximately 22% to 28% with positive adjusted EBITDA.
•Innovid also announced today the acquisition of Converged TV Measurement leader TVSquared for approximately $160 million in cash and stock. For more information on this please see here.

NEW YORK - February 7, 2022 -- Innovid (NYSE:CTV), a leading independent connected TV (CTV) advertising delivery and measurement platform, is currently finalizing its financial results for the fourth quarter and full year of 2021. While complete financial information and operating data are not yet available, set forth below are certain preliminary financial results for the period, subject to final adjustments and other developments that may arise between now and the time such financial results are published.

“Our revenue growth exceeded 30% and our fundamentals remain strong. Our solid KPIs are evidence of our loyal customer base and a testimony to our expanding market position. We expect that budgets will continue to shift from traditional television to CTV in 2022 and believe that Innovid will remain an industry leader and gain market share, as CTV ad spend is expected to more than double in the U.S. by 2025 according to eMarketer,” concluded Zvika Netter CEO and Co-Founder of Innovid. “Had the global supply chain disruptions not impacted the ad industry, the year’s growth rate would have been even stronger”.

Innovid’s Q4 & FY 2021 Conference Call Details
The financial results, the TVSquared acquisition and business highlights will be discussed on a conference call and webcast scheduled on Feb 24, 2022 at 8:30 a.m. Eastern Time. Speakers will include Zvika Netter, co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer and Tal Chalozin, co-founder and Chief Technology Officer.

A live webcast of the call can be accessed from Innovid’s Investor Relations website at https://investors.innovid.com/. An archived webcast of the conference call will also be made available on the Innovid website following the call. The live call may also be accessed via telephone at (877) 407-0833 toll-free and at (201) 389-0862 internationally.

A telephonic replay of the conference call will be available until May 25, 2022 following the end of the conference call. To listen to the replay, please dial (877) 660-6853 or (201) 612-7415, access ID: 13726425.
About Innovid
Innovid powers connected TV (CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of advertising investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation, powered proprietary technology and exclusive partnerships designed to fuel the future of TV advertising.

Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Priv    ate Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Non-GAAP Measures and Certain Operational Metrics

Innovid prepares audited financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA. Innovid believes that these measures are relevant and provide useful information to investors by providing a baseline for evaluation and comparing its operating performance against that of other companies in Innovid’s industry. Adjusted EBITDA is defined as net income (loss) attributable to Innovid, excluding (1) depreciation and amortization, (2) stock-based compensation, (3) finance expense, net, (4) transaction related expenses, (5) acquisition related expenses, (6) taxes on income and (7) other one-time items.
The non-GAAP financial measures that Innovid uses may not be comparable to similarly titled measures reported by other companies. Also, in the future, Innovid may disclose different non-GAAP financial measures in order to help its investors meaningfully evaluate and compare its results of operations to its previously reported results of operations or to those of other companies in Innovid’s industry. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
Innovid uses Adjusted EBITDA as measures of operational efficiency to understand and evaluate its core business operations. Innovid believes this non-GAAP financial measure is useful to investors for period to period comparisons of its core business and for understanding and evaluating trends in its operating results on a consistent basis by excluding items that are not viewed as indicative of its core operating performance.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of Adjusted EBITDA are:
•It does not reflect changes in, or cash requirements for, our working capital needs;
•It does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
•It does not reflect income tax expense or the cash requirements to pay income taxes;
•It does not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•Although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.
Innovid is not able to provide a reconciliation of the revised projected adjusted EBITDA to expected net income (loss) attributable to Innovid for the year ended December 31, 2021, the most directly comparable GAAP measure, without unreasonable effort, due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.
We define a core client as an advertiser that generates at least $100,000 of annual revenue. Core platform client is a core client that uses our platform for personalization services and /or as an ad server of record.

Investor Relations Contact:
Miri Segal-Scharia
Miri_Segal@innovid.com
917-607-8654